UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 31, 2014

DAVITA HEALTHCARE PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 16th Street

Denver, CO 80202

(Address of principal executive offices including Zip Code)

(303) 405-2100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On July 31, 2014, DaVita HealthCare Partners Inc. disclosed the following financial results for the three months ended June 30, 2014:

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in millions)

DaVita HealthCare Partners Inc. (the Company) uses Adjusted EBITDA and adjusted operating income for HCP’s legacy and new markets, and similar calculations as measures to assess operating and financial performance of HCP for these markets. In addition, the Company also uses normalized operating income as a measure to assess operating and financial performance of HCP. Adjusted EBITDA for HCP is defined as net income before income taxes, net debt expense and depreciation and amortization and long-term incentive compensation. Adjusted EBITDA and adjusted operating income are not measures of financial performance computed in accordance with United States generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as measures of profitability or liquidity. In addition, the calculation of Adjusted EBITDA and adjusted operating income are susceptible to varying interpretations and calculation, and the amounts presented may not be comparable to similarly titled measures of other companies. Adjusted EBITDA and adjusted operating income may not be indicative of historical operating results, and the Company does not mean for it to be predictive of future results of operations or cash flows for HCP for these markets. The reconciliation of Adjusted EBITDA and adjusted operating income of HCP are as follows:

Three months ended June 30, 2014
Consolidated operating income:
Net income attributable to DaVita HealthCare Partners Inc.	$148
Net income attributable to noncontrolling interests	34
Income tax expense	101
Debt expense	106
Debt refinancing charges	97
Other income	(2)

Consolidated operating income	$484

	Three months ended June 30, 2014
Operating income by division:
Kidney Care	$402
HCP	82	(1)

Total	$484

	Three months ended June 30, 2014
	Legacy Markets	New Markets	Total
Adjusted EBITDA for HCP:
Operating income	$77	$5	$82
Long-term incentive compensation	—	1	1

Adjusted operating income	77	6	83
Depreciation and amortization	41	1	42

Adjusted EBITDA for HCP	$118	$7	$125

(1)	Normalized operating income of $55 million for the second quarter of 2014 reflects an adjustment of $27 million to the $82 million of operating income, which was primarily for the net deferred revenues related to the maintenance of existing physician networks in our new markets.

The information contained in this Form 8-K is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA HEALTHCARE PARTNERS INC.

Date: August 1, 2014	By:	/s/ James K. Hilger
James K. Hilger
Chief Accounting Officer